Item 4.	     Changes in Registrant's Certifying Accountant.

On November 25, 2002, the Company engaged Rose, Snyder & Jacobs ("Rose Snyder") as the Company's independent auditors and for other independent accounting and tax-related services on an ongoing basis, to replace the firm of Piercy Bowler Taylor & Kern, who were dismissed as auditors of the Company. The engagement of Rose Snyder was effective November 25, 2002. The Board of Directors of the Company does not have a separate audit committee.

Piercy Bowler Taylor & Kern were engaged on March 18, 2002 and have not issued any reports on the Company's financial statements. In connection with the audit of the Company's financial statements during the interim period of Piercy Bowler Taylor and Kern's engagement, there were no disagreements with Piercy Bowler Taylor and Kern on any matter of accounting principles or practice, financial statement disclosure, or auditing scope or procedures, which, if not resolved to the satisfaction of Piercy Bowler Taylor and Kern would have caused Piercy Bowler Taylor and Kern to make reference to the subject matter of the disagreement(s) in connection with its report.

No reportable events as defined in Item 304(a)(1)(v) of Regulation S-K occurred during the Company's two fiscal years ended June 30, 2001 and 2002 the subsequent interim period through November 25, 2002.

During the Company's two fiscal years ended June 30, 2001 and 2002 and the subsequent interim period through November 22, 2002, Rose Synder, the Company's new independent accountants, were not consulted regarding the application of accounting principles to any specified transaction, completed or proposed, or regarding the type of audit opinion that might be rendered on the Company's financial statements, nor were Rose Snyder consulted regarding any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, nor regarding any reportable events as defined in Item 304(a)(1)(iv) of Regulation S-K.

The Company has requested Piercy Bowler Taylor & Kern to furnish it a letter addressed to the Commission stating whether it agrees with the above statements. A copy of that letter, dated November 27, 2002 is filed as
Exhibit 99.77K to this Form 8-K.

                                         SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                 NEVSTAR GAMING & ENTERTAINMENT CORP


Date:  December 2, 2002          By: ________________
                                 William O. Fleischman
                                 Chief Executive Officer